Exhibit 99.1

Moleculin Announces Pricing of $4.5 Million Registered Direct Offering and Concurrent Private Placement Priced At-the-Market

HOUSTON, Dec. 20, 2023 /PRNewswire/ -- Moleculin Biotech, Inc. (NASDAQ: MBRX) (Moleculin or the Company), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting hard-to-treat tumors and viruses, today announced that it has entered into a securities purchase agreement with a single healthcare-focused institutional investor and certain of the Company’s executive officers and directors to purchase 7,044,836 shares of common stock (or pre-funded warrants in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, the Company also agreed to issue unregistered warrants to purchase up to an aggregate of 14,089,672 shares of common stock. The combined effective offering price for each share of common stock (or pre-funded warrant in lieu thereof) and accompanying warrants is $0.64 for the institutional investor, and $0.69 for the executive officers and directors. The warrants will have an exercise price of $0.64 per share, expire five years from the date of stockholder approval and will become exercisable beginning on the effective date of stockholder approval for the shares issuable upon the exercise of the warrants.

The gross proceeds to the Company from the registered direct offering and concurrent private placement are estimated to be approximately $4.5 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company. The offering is expected to close on or about December 26, 2023, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The shares of common stock (or pre-funded warrants in lieu thereof) are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-256627), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2021. The offering of shares of common stock (or pre-funded warrants in lieu thereof) will be made only by means of a prospectus supplement that forms a part of such registration statement. The warrants to be issued in the concurrent private placement and the shares issuable upon exercise of such warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the shares of common stock and pre-funded warrants will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC's website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses. The Company's lead program, Annamycin is a next-generation anthracycline designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of certain viruses as well as cancer indications including brain tumors, pancreatic and other cancers.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the satisfaction of customary closing conditions related to the offering and, the expected timing of the closing of the offering. Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including 'believes,' 'estimates,' 'anticipates,' 'expects,' 'plans,' 'projects,' 'intends,' 'potential,' 'may,' 'could,' 'might,' 'will,' 'should,' 'approximately' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. "Risk Factors" in our most recently filed Form 10-K filed with the Securities and Exchange Commission (SEC) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com